SUBURBAN BANCSHARES, INC.                                             EXHIBIT 11
EARNINGS PER SHARE CALCULATION
September 30, 1999

INFORMATION FOR COMPUTATION OF DILUTION


Market Price per Share:                                                   Daily Average

    First Quarter 1999                                                             $2.7169     62 trading days
    Second Quarter 1999                                                            $2.4178     63 trading days
    Third Quarter 1999                                                             $2.2890     64 trading days
    Fourth Quarter 1999

Average Price for the Period Ended September 30, 1999                              $2.4723    189 trading days


(a)      12,600 options granted 1/22/97 exercisable at $2.625
             and outstanding for the entire year

            First Quarter 1999                                                            Diluted
                 12,600 - ((12,600*2.625)/avg price) =                                        426

            Second Quarter 1999
                 12,600 - ((12,600*2.625)/avg price) =                                     (1,080)     Antidilutive

            Third Quarter 1999
                  12,600 - ((12,600*2.625)/avg price) =                                    (1,849)     Antidilutive

(b) 178,000 options granted 1/21/98 exercisable at $3.625 and outstanding for the entire year

            First Quarter 1999                                                            Diluted
                  178,000 - ((178,000*3.625)/avg price) =                                 (59,496)     Antidilutive

            Second Quarter 1999
                  178,000 - ((178,000*3.625)/avg price) =                                 (88,875)     Antidilutive

            Third Quarter 1999
                  178,000 - ((178,000*3.625)/avg price) =                                (103,887)     Antidilutive

(c)      41,590 options granted 1/21/98 and vested 1/21/99, exercisable at
         $3.625

            First Quarter 1999                                                            Diluted
                  41,590 - ((41,590*3.625)/avg price) =                                   (13,901)     Antidilutive

            Second Quarter 1999
                  41,590 - ((41,590*3.625)/avg price) =                                   (20,766)     Antidilutive

            Third Quarter 1999
                  41,590 - ((41,590*3.625)/avg price) =                                   (24,273)     Antidilutive

SUBURBAN BANCSHARES, INC.                                             EXHIBIT 11
EARNINGS PER SHARE CALCULATION
September 30, 1999

EARNINGS PER SHARE CALCULATION -  3rd QUARTER 1999

                                                                                Income                Shares
Basic Earnings per Share:                                                     (Numerator)          (Denominator)         EPS
-------------------------------------------------------------------------------------------------------------------------------
      Net Income                                                                $256,750

      Common Shares Outstanding                                                                      11,301,218

      Basic EPS                                                                 $256,750             11,301,218         $0.02

                                                                                Income                Shares
Diluted Earnings per Share:                                                   (Numerator)          (Denominator)         EPS
-------------------------------------------------------------------------------------------------------------------------------
      Net Income                                                                $256,750             11,301,218

      Diluted EPS                                                               $256,750             11,301,218         $0.02




EARNINGS PER SHARE CALCULATION -  Nine Months ended September 30, 1999

                                                                                Income                 Shares
Basic Earnings per Share:                                                     (Numerator)           (Denominator)            EPS
-------------------------------------------------------------------------------------------------------------------------------
      Net Income                                                                $710,255

      Common Shares Outstanding                                                                      11,301,218

      Basic EPS                                                                 $710,255             11,301,218             $0.06

                                                                                Income                 Shares
Diluted Earnings per Share:                                                   (Numerator)           (Denominator)            EPS
-------------------------------------------------------------------------------------------------------------------------------
      Net Income                                                                $710,255             11,301,218

      Diluted EPS                                                               $710,255             11,301,218             $0.06